Exhibit 10.34

Exhibit A

FORM OF TIME BASED OPTION GRANT AGREEMENT

THIS AGREEMENT, made as of this [•] day of [•], 2021 between GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the “Company”) and the individual identified on Schedule A attached hereto (the “Participant”).

WHEREAS, the Company has adopted and maintains the GBT JerseyCo Limited Management Incentive Plan (as amended and/or restated from time to time, the “Plan”) to promote the interests of the Company and its shareholders by providing the key employees, service providers and consultants of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

WHEREAS, the Plan provides for the grant of Options to purchase shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a Time-Based Option (the “Option”) with respect to the number of shares of Common Stock set forth on the attached Schedule A.

2.Grant Date; Vesting Commencement Date. The Grant Date of the Option hereby granted is December 2, 2021 (the "Grant Date"). The Vesting Commencement Date of the Option hereby granted is December 2, 2021.

3.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan as permitted pursuant to the Plan, in which case the applicable provisions of this Agreement shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan. By accepting the Option, the Participant agrees that the terms of the Plan, as in effect on the Grant Date, shall apply to all awards previously granted to the Participant under the Plan or any predecessor version thereof.

4.Exercise Price. The exercise price of each share of Common Stock underlying the Option hereby granted is $87.75.

5.Vesting. The Option will vest and become exercisable in the manner and timing as set forth on the Attached Schedule A, subject in all cases to the Participant’s continued Employment through the applicable Scheduled Vesting Date (unless otherwise explicitly provided in Section 7); provided, however, that notwithstanding anything contained in the Plan or in this Agreement to the contrary (i) if a SPAC Transaction (a "Qualifying Transaction") has not occurred on or before July 31, 2022, then no portion of the Option shall ever become vested or exercisable, and the Option shall be forfeited and terminate in full at 12:00 a.m. (New York Time) on July 31, 2022 with no compensation or other payment due to the Participant or any other Person and (ii) no portion of the Option may be exercised prior to the occurrence of a Qualifying Transaction, and then exercise may occur only after the expiration of any Company imposed black-out period on the exercise of options (in each case, even if the failure to exercise such portion results in its forfeiture). The Option may be exercised only for whole shares of Common Stock.

6.Method of Exercise. The Option may be exercised only in accordance with Sections 4.10 and 4.11 of the Plan. To the extent required by the jurisdiction in which the Company (or its successor) is then organized, the Exercise Notice shall include payment in cash for an amount equal to the nominal value of a share of Common Stock multiplied by the number of shares of Common Stock to be delivered in connection with the exercise of the Option; provided, however, that notwithstanding the foregoing or anything contained in the Plan to the contrary, the Committee may permit or require payment of the Exercise Price and/or tax withholding liabilities in cash or such other method as it determines from time to time.

7.Termination of Employment. Except as provided below in this Section 7, upon the Participant's termination of Employment for any reason, regardless of whether such termination is initiated by the Participant, by the Company or by any of its subsidiaries, the portion of the Option that is unvested as of such termination shall be immediately forfeited upon such termination of Employment with no compensation or payment due to the Participant or any other Person, and the portion of the Option that is vested and exercisable as of such termination of Employment shall remain exercisable until the earlier of (x) the later of the 90th day immediately following such termination of Employment and the date that is 9 months after the occurrence of a Qualifying Transaction and (y) the 10th anniversary of the Grant Date, in each case, subject to earlier termination in accordance with the terms of the Plan; provided, however, that in the case of a termination of Employment for Cause, the entire Option, whether vested or unvested, shall be immediately forfeited upon such termination of Employment with no compensation or payment due to the Participant or any other Person. Any portion of the Option not exercised as of the latest date on which it may be exercised under this Agreement shall be immediately forfeited once the Option is no longer exercisable, with no compensation or other payment due to the Participant or any other Person.

(a)Death. Except as provided in Section 7(e), in the event that the Participant incurs a termination of Employment due to the Participant's death, the portion of the Option that is then outstanding and unvested shall immediately vest in full, and the Option shall remain exercisable until the earlier of (x) the later of the 18 month anniversary of a Qualifying Transaction and the first anniversary of the date of such death and (y) the 10th anniversary of the Grant Date, in each case, subject to earlier termination in accordance with the terms of the Plan; provided, however, that if such termination of Employment occurs prior to the six month anniversary of a Qualifying Transaction, then no portion of the Option shall become exercisable (even if vested) prior to the first date after the 6 month anniversary of the Qualifying Transaction.

(b)Disability. Except as provided in Section 7(e), in the event that the Participant incurs a termination of Employment due to the Participant's Disability, the portion of the

Option that is then outstanding and was scheduled to vest on the Scheduled Vesting Date immediately following such termination of Employment shall immediately vest in full, and the vested portion of the Option (including any portion thereof that vested as the result of such termination of Employment) shall remain exercisable until the earlier of (x) the later of the 18 month anniversary of a Qualifying Transaction and the first anniversary of the date of such termination of Employment and (y) the 10th anniversary of the Grant Date, in each case, subject to earlier termination in accordance with the terms of the Plan; provided, however, that if such termination of Employment occurs prior to the six month anniversary of a Qualifying Transaction, then no portion of the Option shall become exercisable (even if vested) prior to the first date after the 6 month anniversary of the Qualifying Transaction. Any portion of the Option that is not scheduled to vest on the Scheduled Vesting Date immediately following such termination of Employment (disregarding any special vesting relating to a Change in Control), shall be immediately forfeited upon such termination of Employment with no compensation or other payment due to the Participant or any other Person.

(c) Termination without Cause and Termination for Good Reason. Except as provided in Section 7(e), in the event that the Participant incurs a termination of Employment by the Company or a subsidiary thereof without Cause (and not due to death or Disability) or by the Participant for Good Reason, then the portion of the Option that is then outstanding and unvested and that was scheduled to vest during the Participant's Severance Period (as defined below) shall continue to vest during the Participant's Severance Period as follows: on any applicable date during such Severance Period, any portion of the Option that would have vested on such date had the Participant remained Employed on such date shall become vested and exercisable on such date notwithstanding the termination of Participant's Employment. Except as provided in Section 7(e), the portion of the Option that is vested and exercisable as of the date of a termination of Employment described in this Section 7(c) or that becomes vested and exercisable under this Section 7(c) shall remain exercisable until the earlier of (x) the later of the 18 month anniversary of a Qualifying Transaction and the date that is one year after the last day of the Severance Period and (y) the 10th anniversary of the Grant Date, in each case, subject to earlier termination in accordance with the terms of the Plan; provided, however, that if such termination of Employment occurs prior to the six month anniversary of a Qualifying Transaction, then no portion of the Option shall become exercisable (even if vested) prior to the first date after the 6 month anniversary of the Qualifying Transaction. For purposes of this Agreement, the "Severance Period" shall mean the period during which the Participant is entitled to receive continued payments of the Participant's base salary under an employment agreement or a severance plan, program or agreement as the result of the termination of Employment described in this Section 7(c) (or if such base salary is paid in a lump sum, the number of months of such base salary that such severance represents). In the case of a termination of Employment by Participant for Good Reason, any portion of the Option that is not scheduled to vest during the Severance Period (disregarding any special vesting relating to a Change in Control), shall be immediately forfeited upon such termination of Employment with no compensation or other payment due to the Participant or any other Person, and in the case of a termination of Employment by the Company or a subsidiary without Cause (and not due to death or Disability), any portion of the Option that is not scheduled to vest during the Severance Period shall remain outstanding until the earlier of the 10th anniversary of the Grant Date and the 90th day following such termination of Employment and shall terminate immediately upon the earlier of such dates if a Change in Control has not occurred by such date, with no compensation or other payment due to the Participant or any other Person.

(d) Termination Due to Retirement. In the event that the Participant incurs a termination of Employment as the result of Participant's resignation due to Retirement (as defined below) and not for Good Reason, then the portion of the Option that is then outstanding and unvested and that was scheduled to vest on the Scheduled Vesting Date immediately following the date of such termination of Employment shall become vested and exercisable on such Scheduled Vesting Date, notwithstanding the termination of Participant's Employment. The portion of the Option that is vested and exercisable as of the date of a termination of Employment described in this Section 7(d) or that becomes vested and exercisable under this Section 7(d) shall remain exercisable until the earlier of (x) the later of the 18 month anniversary of a Qualifying Transaction and the first anniversary of such termination of Employment and (y) the 10th anniversary of the Grant Date, in each case, subject to earlier termination in accordance with the terms of the Plan; provided, however, that if such termination of Employment occurs prior to the six month anniversary of a Qualifying Transaction, then no portion of the Option shall become exercisable (even if vested) prior to the first date after the 6 month anniversary of the Qualifying Transaction. For purposes of this Agreement, "Retirement" shall mean the Participant's termination of Employment due to a voluntary resignation that meets all of the following requirements: (i) at the time of such resignation, the Participant is at least 55 years old with not less than 10 consecutive years of continuous Employment, or is at least 60 years old with not less than 5 consecutive years of continuous Employment, (ii) the Participant provided the Company or one of its subsidiaries with written notice of such Participant's intention to terminate Employment due to retirement at least one year before the date of Participant's resignation from Employment due to retirement and (iii) at the time of Participant's termination of Employment due to retirement, Cause to terminate Participant's Employment does not exist. Any portion of the Option that is not scheduled to vest on the Scheduled Vesting Date immediately following the Participant's termination of Employment due to Retirement (disregarding any special vesting relating to a Change in Control), shall be immediately forfeited upon such termination of Employment with no compensation or other payment due to the Participant or any other Person.

(e) Certain Terminations in Connection with a Change in Control. In the event that the Participant incurs a termination of Employment by the Company or a subsidiary thereof without Cause within 60 days before, or within 18 months after, a Change in Control (other than a Change in Control that is also a SPAC Transaction), or in the event that the

Participant incurs a termination of Employment as the result of Participant's death or Disability or by the Participant for Good Reason, in each case, within 18 months after a Change in Control (other than a Change in Control that is also a SPAC Transaction), then in each such case, the portion of the Option that is then outstanding and unvested shall immediately become vested and exercisable (or in the case that the Change in Control occurs after such eligible termination of Employment, shall become vested and exercisable upon the occurrence of such Change in Control) and the Option shall remain exercisable until the earlier of (x) the first anniversary of such termination of Employment and (y) the 10th anniversary of the Grant Date. For purposes of the Plan, with respect to this Option, a termination of Employment described in this Section 7(e) shall be a Qualifying CIC Termination.

(f) Miscellaneous. Any portion of the Option that is not exercised within the applicable time periods set forth in this Section 7 shall immediately terminate and be cancelled upon the expiration of such time period with no compensation or other payment due to the Participant or any other Person. Continued vesting following any termination of Employment (other than a termination of Employment described in Section 7(e)) is subject to the Participant's compliance with the Participant's restrictive covenants (such as, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality), and in the event of a breach of any such covenant, the portion of the Option that is outstanding as of such breach shall be immediately forfeited and cancelled with no compensation or payment due to the Participant or any other Person. Sections 4.6(a)(i), 4.6(a)(ii) and 4.6(b) of the Plan shall not apply to the Option or to this Agreement.

8.Adjustments. In order to prevent dilution or enlargement of the rights of the Participant with respect to the Option as a result of any dividend payable in Shares, recapitalization, forward share split or reverse share split, reorganization, spin-off, extraordinary cash distribution or other similar or analogous corporate transaction or event, in any case, that occurs on or after the Grant Date, that affects the Common Stock and which is effected without the receipt of consideration by the Company, the Committee shall adjust (i) the number and kind of shares which may thereafter be issued in connection with the Option and/or (ii) the exercise price relating to the Option. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in clauses (i) and (ii) above which it deems appropriate in the circumstances, or may make provision for a cash payment with respect to any portion of the Option in its discretion.

9.Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. The Option is intended to be exempt from Section 409A of the Code and shall be interpreted accordingly.

10.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing (and signed by the party to be charged) and shall be effective only to the extent specifically set forth in such writing.

11.Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant, and shall otherwise be subject to forfeiture and clawback as if no such Transfer had occurred. No shares of Common Stock obtained pursuant to the Option granted herein shall be transferred except as provided in the Plan and, where applicable, the Management Stockholders’ Agreement. Shares of Common Stock issued upon exercise of the Option or otherwise delivered in satisfaction of the Option will bear such legends as may be required or provided for under the terms of the Plan and, where applicable, the Management Stockholders’ Agreement.

12.Restrictive Covenants. The provisions of the Plan restricting "Competing" and similar phrases shall not apply to the Option.

13.Integration. This Agreement, the Plan and the Management Stockholders’ Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan and Management Stockholders’ Agreement. This Agreement, the Plan and the Management Stockholders’ Agreement, supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

14.Taxes.

(a)The Participant irrevocably agrees to:

(i)Pay to the Company, his/her employer or former employer (as appropriate) the amount of any Tax Liability; or

(ii)Enter into arrangements to the satisfaction of the Company, his/her employer or former employer (as appropriate) for payment of any Tax Liability.

(b)The Participant irrevocably agrees to reimburse the Company, his/her employer or former employer (as appropriate) for any secondary class 1 (employer) National Insurance contributions (or any similar liability for social security contribution in any jurisdiction) which:

(i)The Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event; and

(ii)May be lawfully recovered by the Company or any employer (or former employer) from the Participant;

(c)If the Participant does not fulfil his/her obligations arising under this Section 14 in respect of any Tax Liability relating to the Award within seven days after the Taxable Event the Company or the Participant’s employer or former employer (as appropriate) may withhold from any salary, bonus or other amounts, payments or property due to the Participant (including, without limitation, payments of any portion of the Award) amounts sufficient to satisfy the Tax Liability.

(d)For purposes of this Agreement, “Tax Liability” means the total of: (i) any income tax and primary class 1 (employee) National Insurance contributions (or their equivalents in any jurisdiction) for which the Company or any employer (or former employer) of the Participant is liable to account as a result of any Taxable Event; and (ii) any secondary class 1 (employer) National Insurance contributions that the Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event and which can be recovered lawfully from the Participant.

(e)For purposes of this Agreement, “Taxable Event” means any event or circumstance that gives rise to a liability for the Participant (or the Company or any employer (or former employer) of the Participant on the Participant’s behalf) to pay income tax and/or National Insurance contributions (or their equivalents in any jurisdiction) in respect of: (i) this Award, including its vesting or exercise; or (ii) the failure by the Participant to make good any Tax Liability within the time limit specified in section 222 of the Income Tax (Earnings and Pensions) Act 2003.

15.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

16.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

17.Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time and for any reason to terminate such

Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of this Option.

18.Consents.

(a)Notwithstanding any rights or entitlements to distributions under Jersey law to the contrary, by executing this Agreement, the Participant hereby acknowledges and irrevocably waives any entitlement to pro-rata distributions in respect of the shares of Common Stock underlying this Option and consents to the receipt of distributions subject to terms and conditions of the Shareholders Agreement.

(b)By executing this Agreement, the Participant hereby irrevocably consents to the adoption of resolutions by shareholders of the Company without holding a meeting, and to the extent that giving advance consent is not permissible under applicable law, the Participant waives all rights he or she may have under applicable law to consent to the adoption of resolutions by the shareholders of the Company without holding a meeting.

19.Participant Representations; Acknowledgments

(a)By executing this Agreement, the Participant hereby represents and warrants to the Company that the statements in this Section 19(a) are true and correct as of the date of this Agreement and will continue to be true and correct as long as the Option is outstanding:

(i)he/she possesses such expertise, knowledge, and sophistication in financial and business matters generally and that he/she is capable of evaluating the merits and risks of receiving the Option; and

(ii)he/she has had access to all of the information and individuals with respect to the Option and his/her receipt thereof, including without limitation information relating to the Company and risks related to any investment therein, that he/she deems necessary to make a complete evaluation thereof.

(b)The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that if, following the date the Participant receives the Option pursuant to this Agreement, the Company determines that any of the representations made by the Participant under this Section 19 is inaccurate, the grant of the Option to the Participant pursuant to this Agreement may, in the sole discretion of the Board, be rescinded and deemed null and void.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement, the Plan and the Management Stockholders’ Agreement as of the day and year first written above.

GBT JerseyCo Limited

By:
Title:

[Participant’s name]